Exhibit 99.1
JOINT FILING AGREEMENT
     Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.
     IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this Joint Filing Agreement to be executed and effective as of February 13, 2008.

Serengeti Asset Management LP
By:	/s/ Brandon W. Gardner
Brandon W. Gardner
Authorized Person

J.L. Serengeti Management LLC
By:	/s/ Joseph A. LaNasa III
Joseph A. LaNasa III
Authorized Person

Joseph A. LaNasa III
/s/ Joseph A. LaNasa III
Joseph A. LaNasa III